EXHIBIT 7C

For period ending 02/28/2011 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.



Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

108	Wells Fargo Advantage Government Securities Fund				N
109	Wells Fargo Advantage High Income Fund						N
110	Wells Fargo Advantage Short-Term Bond Fund					N
111	Wells Fargo Advantage Short-Term High Yield Bond Fund				N
112	Wells Fargo Advantage Ultra Short-Term Income Fund				N
163	Wells Fargo Advantage Adjustable Rate Government Fund		 		N
168	Wells Fargo Advantage High Yield Bond Fund					N
181	Wells Fargo Advantage North Carolina Tax-Free Fund				N

